Exhibit 99.1

December 1, 2023	Analyst Contact: Erin Dailey 918-947-7411
Media Contact: Leah Harper 918-947-7123

ONE Gas to Participate in BofA, Mizuho, and Wells Fargo Utility Conferences

TULSA, Okla. – Dec. 1, 2023 – ONE Gas, Inc. (NYSE: OGS) today announced it will participate in the BofA Securities Gas Utility Conference virtually on Monday, Dec. 4, 2023, followed by the Mizuho Power, Energy, & Infrastructure Conference in the afternoon, in New York City. On Wednesday, Dec. 6, 2023, the ONE Gas executive management team will attend the Wells Fargo Midstream and Utilities Symposium.

Robert S. McAnnally, president and chief executive officer, Christopher Sighinolfi, elected senior vice president and chief financial officer, effective Jan. 1, 2024, and Curtis Dinan, senior vice president and chief operating officer, will be conducting a series of meetings with members of the investment community at each event.

The materials utilized during the conferences are accessible on the ONE Gas website, www.onegas.com/investors/events-and-presentations.

ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange under the symbol "OGS." ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

Headquartered in Tulsa, Oklahoma, ONE Gas provides a reliable and affordable energy choice to more than 2.3 million customers in Kansas, Oklahoma and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information and the latest news about ONE Gas, visit onegas.com and follow its social channels: @ONEGas, Facebook, LinkedIn and YouTube.

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